Umpqua Holdings Corporation 1st Quarter 2021 Earnings Conference Call Presentation April 22, 2021

2 This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about Next Gen 2.0 initiatives, the timing of the sale of Umpqua Investments, Inc. facilities plans, store consolidations, nCino implementation and impact. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions. Forward-looking Statements

Next Gen 2.0 - Initiative Updates

Continuing to **modernize** the bank, **advance** technology initiatives, and **improve** operating leverage.

Balanced Growth

Activation of Talent Acquisition Strategy:

- 11 strategic hires made so far in 2021 include:
  - New bankers spread across Middle Market, Community Business, Commercial Real Estate, and Small Business Administration lines of business.

Converting New to Bank Paycheck Protection Program (PPP) Customers:

- ~5,900 PPP loans were processed for customers **new to the bank** in first round of PPP.
- As of Q1 2021, relationships have been **expanded** with 2,140 (**36%**) customers for additional products and services as of Q1 2021.

Human Digital

Implemented nCino in Q1 2021:

- nCino was utilized to process 2021 PPP requests with greater efficiencies compared to prior year.
- Will begin implementing to remainder of the company this year and will begin to capture larger efficiencies.

Customers Engaging Via Digital Channels At An Accelerated Pace

- Q1 2021 compared to Q1 2020:
  - **35%** more mobile deposit transactions
  - **76%** more Zelle® transactions
  - **16%** more average daily sessions on mobile banking app
  - Umpqua Bank Go-To® total enrollments over **80,000** and customer messages within platform up **49%**

Executing on Commercial Roadmap

- Launching *Integrated Receivables* product, adding APIs to our catalog, enhancing Commercial Card solution, and upgrading business online banking experience.

Operational Excellence

Target: $39-$56mm NIE reduction

- 50% realization in 2021, 70% in 2022, and 100% in 2023

1 Sale of Umpqua Investments:

- Sale will close on April 23, 2021.

2 Store Consolidations:

- Consolidation of 12 store locations announced in Q1 2021 will be complete by end of Q2 2021.
- Total consolidations under Next Gen 2.0 program, including sales from 2H 2020, is now **19**.
- Targeting **total of 30-50** consolidations by year-end 2022

3 Back Office Facility Consolidations:

- Savings achieved on back office consolidations within Next Gen 2.0 program to date total **$1.8mm annualized** and will be fully realized in 2021.
- Addressing next round of back office consolidations to fit new working habits of our associates.

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Q1 2021 Highlights & Ratios Q1 2021

5 Gross loan and lease balances increased by $381.5 million, or 2%, primarily due to an increase of commercial real estate balances during the quarter of $92.2 million and an increase in net PPP loan balances of $297.6 million. Q1 2021 Highlights (Compared to Q4 2020) Deposit balances increased by $1.3 billion or 5.1%, primarily attributable to growth in non-interest bearing demand deposits of $867.7 million and growth in money market balances of $380.9 million, partially offset by a decline in time deposits of $373.6 million. Net interest income decreased by $13.5 million, on a quarter to quarter basis primarily driven by $9.3 million of lower PPP income recognized in the quarter. Provision for credit losses decreased by $0.03 million due to offsetting changes in loan portfolio mix and improvement in economic forecasts used in the credit models. Net charge-offs decreased by two basis points to 0.33% of average loans and leases (annualized). Non-interest income decreased by $15.2 million, driven primarily by a decrease in net mortgage banking revenue of $14.0 million compared to the prior period. Non-interest expense decreased by $23.7 million, primarily due to a decrease in salaries and benefits expenses of $8.3 million, a decrease in occupancy and equipment expenses of $7.1 million, and decreases in other expenses of $7.7 million. Non-performing assets to total assets decreased five basis points to 0.19%. Estimated total risk-based capital ratio of 15.9% and estimated Tier 1 common to risk weighted assets ratio of 12.6%. Paid a quarterly cash dividend of $0.21 per common share on February 26, 2021, to shareholders of record as of February 16, 2021.

Selected Ratios

		For the Quarter Ended				
		Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Performance	Return on average assets	1.49 %	2.04 %	1.68 %	0.73 %	(25.82)%
	Return on average tangible assets	1.49 %	2.04 %	1.68 %	0.73 %	(27.53)%
	Return on average common equity	16.33 %	22.92 %	19.48 %	8.46 %	(174.94)%
	Return on average tangible common equity	16.43 %	23.07 %	19.62 %	8.53 %	(301.30)%
	Efficiency ratio - consolidated	56.74 %	58.82 %	54.52 %	55.40 %	756.29 %
	Net interest margin - consolidated	3.18 %	3.35 %	3.08 %	3.09 %	3.41 %
Credit Quality	Non-performing loans and leases to loans and leases	0.25 %	0.31 %	0.34 %	0.32 %	0.41 %
	Non-performing assets to total assets	0.19 %	0.24 %	0.27 %	0.25 %	0.32 %
	Net charge-offs to average loans and leases (annualized)	0.33 %	0.35 %	0.24 %	0.29 %	0.41 %
Capital	Tangible common equity to tangible assets [1]	8.9 %	9.2 %	8.8 %	8.5 %	9.0 %
	Tier 1 common to risk-weighted asset ratio [2]	12.6 %	12.3 %	11.7 %	11.2 %	10.7 %
	Total risk-based capital ratio [2]	15.9 %	15.6 %	15.0 %	14.5 %	13.7 %

Footnotes:
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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Summary Financial Statements & Segment Updates Q1 2021

8 Summary Income Statement Footnotes: Tables may not foot due to rounding (in millions) For the Quarter Ended Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Net interest income before provision $221.4 $234.9 $216.6 $212.5 $218.5 Provision (recapture) for credit losses — — (0.3) 87.1 118.1 Net interest income after provision 221.4 234.9 216.9 125.4 100.5 Non-interest income 108.8 124.0 131.9 115.5 40.6 Non-interest expense 187.6 211.3 190.2 181.9 1,962.7 Income (loss) before provision for income taxes 142.6 147.5 158.6 59.0 (1,821.6) Provision (benefit) for income taxes 34.9 (3.2) 33.8 6.1 30.4 Net income (loss) $107.7 $150.7 $124.9 $52.9 ($1,851.9) Earnings (loss) per share, diluted $0.49 $0.68 $0.57 $0.24 ($8.41)

9 Selected Balance Sheet Footnotes: Tables may not foot due to rounding 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. (in millions) Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Total assets $30,036.7 $29,235.2 $29,437.4 $29,645.2 $27,540.4 Interest bearing cash and temporary investments 2,861.8 2,203.0 1,849.1 1,853.5 1,251.3 Investment securities available for sale, fair value 3,167.8 2,932.6 2,898.7 2,865.7 2,890.5 Loans and leases, gross 22,160.9 21,779.4 22,426.5 22,671.5 21,251.5 Allowance for credit losses on loans and leases (311.3) (328.4) (345.0) (356.7) (291.4) Goodwill and other intangibles, net 14.9 16.1 17.3 18.6 19.8 Deposits 25,886.8 24,622.2 24,669.8 24,844.4 22,699.4 Securities sold under agreements to repurchase 420.4 375.4 388.0 398.4 346.2 Borrowings 281.4 771.5 996.5 1,096.6 1,196.6 Total shareholders' equity 2,681.9 2,704.6 2,610.2 2,538.3 2,507.6 Ratios: Loan to deposit ratio 85.6% 88.5% 90.9% 91.3% 93.6% Book value per common share $12.16 $12.28 $11.85 $11.53 $11.39 Tangible book value per common share¹ $12.10 $12.21 $11.77 $11.44 $11.30 Tangible common equity to tangible assets¹ 8.9% 9.2% 8.8% 8.5% 9.0%

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Net interest income	$ 217,574	$ 230,430	$ 212,215	$ 208,245	$ 216,106
Provision (recapture) for credit losses	—	29	(338)	87,085	118,085
Non-interest income					
(Loss) gain on sale of investment securities, net	(702)	(173)	(112)	563	681
Gain (loss) on swap derivatives, net	11,750	3,955	1,765	(823)	(14,306)
Non-interest income (excluding above items)	32,403	40,921	39,678	31,697	36,588
Total non-interest income	43,451	44,703	41,331	31,437	22,963
Non-interest expense					
Goodwill Impairment	—	—	—	—	1,784,936
Exit and disposal costs	1,200	725	792	548	524
Non-interest expense (excluding above items)	145,161	171,634	148,519	141,448	147,896
Allocated expenses, net[1]	(790)	(3,565)	(2,976)	(1,963)	(3,053)
Total non-interest expense	145,571	168,794	146,335	140,033	1,930,303
Income (loss) before income taxes	115,454	106,310	107,549	12,564	(1,809,319)
Provision (benefit) for income taxes	28,106	(13,508)	20,988	(5,544)	33,445
Net income (loss)	$ 87,348	$ 119,818	$ 86,561	$ 18,108	$ (1,842,764)
Effective Tax Rate	24 %	(13)%	20 %	(44)%	(2)%
Efficiency Ratio	56 %	61 %	58 %	58 %	807 %
Total assets	29,529,769	28,438,813	28,652,477	28,942,285	26,935,780
Loans held for sale	9,406	111,670	39,453	40,694	35,075
Total loans and leases	22,160,860	21,779,367	22,426,473	22,671,455	21,251,478
Total deposits	25,425,339	24,200,012	24,102,498	24,421,486	22,333,553
Key Rates, end of period:					
10 year CMT	1.74 %	0.93 %	0.69 %	0.66 %	0.70 %
FHLMC 30 year fixed	3.18 %	2.67 %	2.88 %	3.13 %	3.50 %

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Footnotes:
1. Credit represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Net interest income	$ 3,857	$ 4,477	$ 4,359	$ 4,258	$ 2,429
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	62,505	83,388	98,703	86,781	39,347
Servicing	9,087	9,497	8,796	8,533	8,880
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,545)	(4,431)	(4,878)	(5,042)	(5,329)
Changes due to valuation inputs or assumptions	(2,014)	(9,426)	(12,244)	(6,395)	(25,358)
Non-interest income (excluding above items)	316	229	216	166	142
Total non-interest income	65,349	79,257	90,593	84,043	17,682
Non-interest expense					
Non-interest expense	41,231	38,953	40,896	39,914	29,302
Allocated expenses, net[1]	790	3,565	2,976	1,963	3,053
Total non-interest expense	42,021	42,518	43,872	41,877	32,355
Income (loss) before income taxes	27,185	41,216	51,080	46,424	(12,244)
Provision (benefit) for income taxes	6,796	10,304	12,770	11,606	(3,061)
Net income (loss)	$20,389	$30,912	$ 38,310	$34,818	$ (9,183)
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	61 %	51 %	46 %	47 %	161 %
Total assets	506,911	796,362	784,964	702,963	604,602
Loans held for sale	367,075	654,555	644,507	564,705	446,466
Total deposits	461,494	422,189	567,285	422,892	365,822
Key Rates, end of period:					
10 year CMT	1.74 %	0.93 %	0.69 %	0.66 %	0.70 %
FHLMC 30 year fixed	3.18 %	2.67 %	2.88 %	3.13 %	3.50 %

	For the Quarter Ended				
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
LHFS Production Statistics:					
Closed loan volume for-sale	1,635,532	1,769,432	1,922,789	1,826,095	1,148,184
Gain on sale margin	3.82%	4.71%	5.13%	4.75%	3.43%
Direct LHFS expense	31,151	33,210	35,678	34,057	24,045
Direct LHFS expenses as % of volume	1.90 %	1.88 %	1.86 %	1.87 %	2.09 %
MSR Statistics:					
Residential mortgage loans serviced for others	13,030,467	13,026,720	12,964,361	12,746,125	12,533,045
MSR, net	100,413	92,907	93,248	96,356	94,346
MSR as % of serviced portfolio	0.77%	0.71%	0.72%	0.76%	0.75%

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Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Income Statement Highlights Q1 2021

13 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Reported Net Interest Income $218.5 $212.5 $216.6 $234.9 $221.4 Accretion Related to Acquired Loans (3.6) (3.1) (3.4) (2.8) (2.2) PPP Accrued Interest (3.5) (5.1) (5.0) (4.6) PPP Processing Fees (6.9) (8.1) (24.2) (14.9) Adjusted Net Interest Income excluding acquired loan accretion and PPP $214.9 $199.0 $200.0 $202.9 $199.7 Net Interest Income Reported Net Interest Income $218.5 $212.5 $216.6 $234.9 $221.4 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Adjusted Net Interest Income excluding acquired loan accretion and PPP $214.9 $199.0 $200.0 $202.9 $199.7 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 (in m ill io ns ) (in m ill io ns )

14 NIM – MBS & CMO Premium Amortization & Recapture Details Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 MBS & CMO Premium in $ millions (Amortization)/Recapture $(2.0)mm $(9.0)mm $(7.4)mm $(5.4)mm $(3.3)mm Net NIM Impact in basis points Accretive/(Dilutive) (0.03)% (0.13)% (0.10)% (0.08)% (0.05) % Net Interest Margin Footnotes: 1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Reported Net Interest Margin 3.41% 3.09% 3.08% 3.35% 3.18% (Accretion) Related to Acquired Loans (0.06) % (0.05) % (0.05) % (0.04) % (0.03) % (Accretion)/Dilution Related to Net PPP Impact¹ — % 0.01% 0.03% (0.19) % (0.08) % Adjusted Net Interest Margin excluding acquired loan accretion and PPP 3.35% 3.05% 3.06% 3.12% 3.07 % Net Interest Margin 3.41% 3.09% 3.08% 3.35% 3.18%3.35% 3.05% 3.06% 3.12% 3.07% Reported Net Interest Margin Adjusted Net Interest Margin excluding acquired loan accretion and PPP Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 —% 1.00% 2.00% 3.00% 4.00%

15 Non-Interest Income Footnotes: Tables may not foot due to rounding 1. Commercial product revenue includes Swaps, Syndication, and International Banking revenue (in millions) For the quarter ended Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Service charges on deposit $9.6 $10.2 $10.4 $8.8 $11.5 Card-based fees 7.4 7.8 7.1 5.9 7.4 Brokerage revenue 3.9 4.1 3.7 3.8 4.0 Residential mortgage banking revenue, net 65.0 79.0 90.4 83.9 17.5 Gain (loss) on sale of debt securities, net — — — 0.3 (0.1) Gain on equity securities, net (0.7) (0.2) (0.1) 0.2 0.8 Gain on loan and lease sales, net 1.4 3.4 1.1 1.1 1.2 BOLI income 2.1 2.1 2.1 2.1 2.1 Other Income Commercial product revenue¹ $2.8 $3.3 $3.5 $4.1 $6.3 Commercial servicing revenue 0.7 0.6 0.7 0.6 0.7 Loan related fees 2.1 2.8 2.7 2.9 3.3 Misc. Income 2.7 6.9 8.6 2.6 0.2 Swap Derivative Gain/(Loss) 11.8 4.0 1.8 (0.8) (14.3)

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio
(in millions)



756.3%
$1,962.7
Goodwill Impairment ($1,785)
$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
$181.9
$190.2
$211.3
$187.6
55.4%
54.5%
58.8%
56.7%
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge
(in millions)



$211.3
$(8.3)
$(7.1)
$(2.8)
$(1.9)
$(1.6)
$(2.0)
$187.6
Q4 2020 Non-Interest Expense
Salaries and Benefits
Occupancy and Equipment
Charitable Contributions
Loss On Assets
Services
Other
Q1 2021 Non-Interest Expense

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Balance Sheet Highlights Q1 2021

18 Loan and Deposit Growth Loans and Leases (Gross) ($ in billions) Total Deposits ($ in billions) As of March 31, 2021 As of March 31, 2021 $6.5 $7.2 $7.7 $15.3 $16.8 $17.4 $19.0 $20.4 $21.2 $21.8 $22.2 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $21.1 $22.5 $24.6 $25.9 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 46% 30% 23% 1% Commercial Real Estate Commercial Residential Consumer & Other —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 41% 12% 29% 8% 10% Demand, non-interest bearing Demand, interest bearing Money market Savings Time —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%

19 28.8% 36.1% 37.3% 37.6% 39.1% 29.6% 26.5% 26.5% 27.1% 27.2% 41.5% 37.4% 36.2% 35.3% 33.7% Fixed Rate Floating Rate (monthly repricing) Adjustable (>1 month repricing) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 —% 20.0% 40.0% 60.0% 80.0% 100.0% Loan and Lease Portfolio Repricing Schedule Footnotes: Tables may not foot due to rounding 1. Includes Loans Held For Sale Loans At Floor $5.1B (23% of portfolio) in Adjustable and Floating Rate loans were at their respective floor as of March 31, 2021. Floating Rate Breakout Q1 2021¹ Adjustable Rate Breakout Q1 2021¹ 36.0% 26.8% 2.7% 21.1% 13.4% 6 Month 12 Month 3 Year 5 Year Other Loans and Leases Portfolio1 27.7% 72.2% 0.1% Prime Libor 1 Month Other

Loan and Lease Portfolio Characteristics

Mortgage
- Represents 18% of overall portfolio
- Total delinquencies of 0.78%
- Annualized net charge-off rate of 0.00%
- Average loan size of $438,000
- Average FICO of 757 and LTV of 65%

Non-owner Occupied CRE
- Represents 16% of overall portfolio
- Total delinquencies of 0.15%
- De minimis < 0.01% annualized net charge off rate
- Average loan size of $1.7 million
- Average LTV of 52% and DSC of 1.9

Commercial & Industrial
- Represents 24% of overall portfolio
- Total delinquencies of 0.16%
- Annualized net charge-off rate of 0.09%
- Average loan size of $267,000

Geographic Diversification



Puget Sound
15%
OR Other
12%
Bay Area
11%
Other
12%
WA Other
6%
Portland/Vanc
13%
Northern CA
12%
Southern CA
19%

Owner Occupied CRE
- Represents 11% of overall portfolio
- Total delinquencies of 0.34%
- De minimis < 0.01% annualized net charge-off rate
- Average loan size of $914,000
- Average LTV of 55% and DSC of 1.8

Multifamily
- Represents 15% of overall portfolio
- Total delinquencies of 0.31%
- Annualized net charge-off rate of 0.00%
- Average loan size of $1.8 million
- Average LTV of 54% and DSC of 1.6

Lease & Equipment Finance (FinPac)
- Represents 6% of overall portfolio
- Total delinquencies of 2.73%
- Annualized net charge-off rate of 4.66%
- ~10% average yield
- Average loan size of $36,000

Footnotes:
Balances and delinquencies as of March 31, 2021. Annualized net charge-off rate for Q1 2021. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

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21 Capital Management Footnotes: 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%) 3.“Excess” Capital defined as capital above thresholds above internal policy limits All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits Focused on prudently managing capital Excess capital at the bank level is approximately $611mm. Holding company ratios are shown to the right. Paid a quarterly cash dividend of $0.21 per common share on February 26, 2021 to shareholders of record as of February 16, 2021. 8.9% 9.2% 12.6% 12.6% 15.9% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 2.9% 2.7% 3.6% 3.6% 3.9% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0%

Credit Quality Q1 2021

Current Expected Credit Loss ("CECL")

Allowance For Credit Losses ($ in 000's)

Loan Segment	12/31/2020[3]	Q1 2021 Net Charge-offs	Reserve build	3/31/2021	% of loans and leases outstanding
Commercial	$52,165	($1,227)	($3,045)	$47,893	0.93 %
Lease & Equipment Finance	$100,889	($16,296)	($1,848)	$82,745	5.82 %
CRE	$157,070	$339	$12,734	$170,143	1.65 %
Residential/Home Equity	$29,625	$39	($7,286)	$22,378	0.44 %
Consumer	$8,938	($499)	($555)	$7,884	3.83 %
Total	**$348,687**[1]	**($17,644)**	**$—**	**$331,043**[2]	**1.49 %**
% of loans and leases outstanding	**1.60 %**			**1.49 %**	
% of loans and leases outstanding – ex PPP loans	**1.74 %**			**1.65 %**	

Footnotes:
1. Total includes $20.3 mm for Reserve for Unfunded Commitments included in Other Liabilities on the balance sheet
2. Total includes $19.6 mm for Reserve for Unfunded Commitments included in Other Liabilities on the balance sheet
3. Totals do not include an allowance on accrued interest and fees related to loans currently on deferral due to COVID-19

CECL Notes

- **Used Moody's February Baseline economic forecast**
- **Key Components of the Moody's economic forecast include:**
  - Includes GDP average annualized growth of 5% in 2021
  - Average annualized unemployment rate of 6.1% in 2021 with return to <5% unemployment by Q3 2022
  - Herd immunity expected by Q3 2021
  - Net fiscal support over President Biden's current term expected to be $2T

UMPQUA BANK

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24 Credit Quality P ro vi si on E xp en se ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets $118.1 $87.1 $(0.3) $— $— 0.32% 0.25% 0.27% 0.24% 0.19% Provision expense Non Performing Assets To Total Assets Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.75% 0.68% 0.88% 0.92% 0.74% 7.60% 7.00% 8.70% 8.60% 7.00% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $312.3 $383.1 $369.4 $348.7 $331.0 1.47% 1.69% 1.65% 1.60% 1.49% Allowance for credit losses Allowance for credit losses to total loans and leases Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 0.20% 0.09% 0.02% 0.04% 0.03% 3.33% 3.05% 3.28% 4.87% 4.66% 0.41% 0.29% 0.24% 0.35% 0.33% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00%

25 Loan Deferral Summary Loan Deferrals By Category and Trend Analysis Summary of Current Deferrals (as of 3/31/2021) Deferral Trends Deferral Commentary ($'s in 000s) ($'s in 000s) Category Current Deferrals1 Q1 2021 Total Balances1 Current Deferrals (%) Commercial Real Estate $145,731 $10,302,400 1.4% Non-owner CRE 111,307 3,455,773 3.2 Owner occupied CRE 27,029 2,358,169 1.1 Multifamily 5,759 3,421,320 0.1 Construction and Development 1,636 876,297 0.2 Residential Development — 190,841 — Commercial $21,449 $6,596,902 0.3% Term 1,074 4,350,763 — Commercial LOCs 869 825,162 0.1 Leases & equipment finance (e.g. FinPac) 19,506 1,420,977 1.4 Residential $156,078 $5,432,293 2.9% Mortgage¹ ² 152,250 4,335,125 3.5 Home equity loans and lines 3,828 1,097,168 0.3 Consumer & other $735 205,746 0.4% Totals $323,993 $22,537,341 1.4% Current deferrals as of 3/31/2021 represent $324mm or 1.4% of portfolio Deferrals in the RRE category exclude repurchased delinquent GNMA loans, previously in the serviced portfolio, totaling $166mm as the credit risk of these loans are guaranteed by government programs such as the Federal Housing Agency, Veteran Affairs, and USDA Rural Development. Current cure rate is approximately 85% and we continue to see positive momentum in deferral activity (e.g., borrowers resuming payments) Footnotes: 1. Includes RRE LHFS 2. Excludes GNMA deferrals of $166.3 million Balances Accounts 03/ 01/ 20 03/ 31/ 20 04/ 30/ 20 05/ 31/ 20 06/ 30/ 20 07/ 31/ 20 08/ 31/ 20 09/ 30/ 20 10/ 31/ 20 11/ 30/ 20 12/ 31/ 20 01/ 31/ 21 02/ 28/ 21 03/ 31/ 21 $— $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 — 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000

26 Hospitality Air Transportation Portfolios of Interest Potential COVID-19 Impacts Footnotes: 1. Includes NAICS code of 721110 2. Includes NAICS codes of 481111, 481112, 481211 3. PPP loans are not included in % of portfolio calculations Hotels & Motels¹: • $523mm outstanding balance (2.6% of portfolio³) • Deferrals: $87mm (17%) currently on deferral • Weighted Avg. LTV: 52% • Avg. Loan Size: $2.2mm • Geographic distribution: 36% California, 31% Oregon, 25% Washington, and 9% Other • Portfolio consists of seasoned established operators and 85% of the portfolio are flagged hotel properties. Air Transportation and Related Companies Supporting Air Transportation²: • $126mm outstanding balance (0.6% of portfolio³) • No current deferrals in this portfolio • Avg. Loan Size: $5.3mm • Portfolio consists of scheduled freight & passenger air transportation as well as companies directly supporting the air transportation sector (e.g., engine lessors and aircraft lessors)

27 Restaurants Gaming Portfolios of Interest Potential COVID-19 Impacts Footnotes: 1. Includes NAICS codes of 722410, 722511, 722513, 722514, 722515 2. Includes NAICS 721120, 713210, 713290 3. PPP loans are not included in the % of portfolio calculations Restaurants¹: • $103mm outstanding balance (0.5% of portfolio³) • Deferrals: $700k (0.7%) currently on deferral • Avg. Loan Size: $142k • 59% of portfolio is limited service restaurants (e.g., fast food) and 41% is full-service restaurants. • Geographic distribution: 46% California, 32% Oregon, 10% Nevada, 8% Washington and 4% Other Casinos, Casino Hotels, and Other Gambling Industries²: • $367mm outstanding balance (1.8% of portfolio³) • No current deferrals in this portfolio • Avg. Loan Size: $5.8mm • Geographic distribution: 33% California, 32% Nevada, 18% Washington, 11% Oregon, and 6% Other

Appendix Non-GAAP Reconciliation

29 Non-GAAP Reconciliation Tangible Book Value (In thousands, except per share data) Mar 31, 2021 Dec 31, 2020 Sep 30, 2020 Jun 30, 2020 Mar 31, 2020 Total shareholders' equity $2,681,869 $2,704,577 $2,610,244 $2,538,339 $2,507,611 Subtract: Goodwill 2,715 2,715 2,715 2,715 2,715 Other intangible assets, net 12,230 13,360 14,606 15,853 17,099 Tangible equity - common 2,666,924 2,688,502 2,592,923 2,519,771 2,487,797 Total assets $30,036,680 $29,235,175 $29,437,441 $29,645,248 $27,540,382 Subtract: Goodwill 2,715 2,715 2,715 2,715 2,715 Other intangible assets, net 12,230 13,360 14,606 15,853 17,099 Tangible assets 30,021,735 29,219,100 29,420,120 29,626,680 27,520,568 Common shares outstanding at period end 220,491 220,226 220,222 220,219 220,175 Total shareholders' equity to total assets ratio 8.93% 9.25% 8.87% 8.56% 9.11 % Tangible common equity ratio 8.88% 9.20% 8.81% 8.51% 9.04 % Book value per common share $12.16 $12.28 $11.85 $11.53 $11.39 Tangible book value per common share $12.10 $12.21 $11.77 $11.44 $11.30

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